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                                                              Exhibit 10.7(b)

                              AMENDMENT NUMBER ONE
                                     to the
                    MANAGEMENT INCENTIVE COMPENSATION PLAN
                                      for
                            MALLINCKRODT GROUP INC.


            The Management Incentive Compensation Plan for Mallinckrodt Group Inc. (the "Plan") is hereby amended, effective as of April 19, 1996, by adding a new Section 11 as set forth below:


11. CHANGE IN CONTROL. (a) For purposes of the Plan, "Change in Control" means the occurrence of any one of the following events:

            (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary of the Company, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), (E) with respect to any specific participant, pursuant to any acquisition by the participant or any group of persons including the participant; or (6) except as provided in (iii) below, in which Company Voting Securities are acquired from the Company, if a majority of the Board approves a resolution providing expressly that such acquisition does not constitute a Change in Control under this paragraph (i);

            (ii) individuals who, on April 19, 1996, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to April 19, 1996, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board;

            (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction requiring the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Company (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the Company's assets) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination,
      (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a "Company 20% Stockholder")) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the Board of Directors of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; PROVIDED, THAT if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

            (b) For purposes of the Plan, "Good Reason" with respect to a participant means, without such participant's express written consent, the occurrence of any of the following events after a Change in Control:

            (1) (i) the assignment to such participant of any duties or responsibilities (including reporting responsibilities) inconsistent in any material and adverse respect with the participant's duties and responsibilities with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities); PROVIDED, HOWEVER, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity, and does not involve any other event set forth in this paragraph (b) or (ii) a material and adverse change in such participant's titles or offices with the Company as in effect immediately prior to such Change in Control.

            (2) a reduction by the Company in such participant's rate of annual base salary or target annual bonus opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

            (3) any requirement of the Company that such participant (i) notwithstanding his objection, be based anywhere more than fifty (50) miles from the location where the participant's employment is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially greater than the travel obligations of the participant immediately prior to such Change in Control; or

            (4) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which such participant is participating immediately prior to such Change in Control (including the taking of any action by the Company which would adversely affect the participant's participation in or materially reduce the participant benefits under any such plan), unless the participant is permitted to participate in other plans providing the participant with substantially comparable benefits, (ii) provide such participant and the participant's dependents with welfare benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the participant immediately prior to such Change in Control or provide substantially comparable benefits at a substantially comparable cost to the participant, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for such participant immediately prior to such Change in Control, or provide substantially comparable fringe benefits, or (iv) provide such participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the participant immediately prior to such Change in Control (including crediting the participant with all service credited to him for such purpose prior to the Change in Control), unless the failure to provide such paid vacation is a result of a policy uniformly applied by the entity acquiring the Company to its employees;

            Notwithstanding the foregoing, an isolated and inadvertent action taken in good faith and which is remedied by the Company within ten days after receipt of notice thereof given by the participant shall not constitute Good Reason. The participant must notify the Company of an event constituting Good Reason within ninety days following his knowledge of its existence or such event shall not constitute Good Reason under the Plan.

            (c) For purposes of the Plan, "Cause" means with respect to a participant (i) the willful and continued failure of such participant substantially to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Committee which specifically identifies the manner in which the Committee believes he has not substantially performed his duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by a participant shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The unwillingness of a participant to accept any condition or event which would constitute Good Reason under paragraph (b) of this Section 11 may not be considered by the Committee to be a failure to perform or misconduct by a participant. The Company must notify the participant of an event constituting Cause within ninety days following its knowledge of the event's existence or such event shall not constitute Cause under the Plan.

            (d) If, during the one-year period immediately following a Change in Control of the Company, a participant's employment with the Company and its subsidiaries is terminated (1) by the Company (other than for Cause, disability (within the meaning of the Company's long-term disability plan) or mandatory retirement) or (2) by the participant for Good Reason, such participant shall be paid, within ten days following such termination of employment, a lump sum cash amount equal to the product of (A) the greater of such participant's Target Award for the Fiscal Year in which his termination of employment occurs or the Fiscal Year in which the Change in Control occurs and (B) the quotient obtained by dividing (i) the number of months for which the participant performed services in the Fiscal Year of his termination (rounded up to the nearest whole number), divided by (ii) twelve.

            (e) In the event of a Change in Control of the Company, each participant who remains employed by a Business Group as of the end of the Fiscal Year in which such Change in Control occurs shall receive an annual incentive award with respect to such Fiscal Year at least equal to his Target Award for such Fiscal Year.

            (f)  Notwithstanding anything in this Plan to the contrary, this
Section 11 may not be amended, modified or terminated in a manner adverse to participants during the one-year period immediately following a Change in Control of the Company.

            (g) Notwithstanding anything in Section 6(c) to the contrary, during the remainder of the Fiscal Year in which a Change in Control of the Company occurs, the Committee may not adjust Performance Objectives or Target Awards in any manner adverse to participants.